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                                                                    EXHIBIT 3.18

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 05:00 PM 01/18/2002
                                                             020039767 - 3482751

                          CERTIFICATE OF INCORPORATION
                                       OF
                                  CUPCORP, INC.

1.   The name of the Corporation is Cupcorp, Inc.

2. The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Corporation Trust Center, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

4. The total number of shares of capital stock that the Corporation shall have the authority to issue is 3,000 shares of common stock with a par value of $0.01 per share.

5.   The name and mailing address of the incorporator is:

                  Richard E. Logsdon
                  Suite 3000
                  1601 Elm Street
                  Dallas, Texas  75201.

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6.   The number of directors of the Corporation shall be fixed in the manner provided in the Bylaws of the Corporation, and until changed in the manner provided in the Bylaws shall be one.

7. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation shall have the power to adopt, amend or repeal the Bylaws of the Corporation.

8. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

9. A director of the Corporation shall not, to the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty to the Corporation or its stockholders.

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     The undersigned, being the incorporator named above, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this 18th day of January, 2002.


                                      /s/ Richard E. Logsdon
                                      -----------------------------------
                                      Richard E. Logsdon

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                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 11/01/2002
                                                             020676726 - 3482751

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                             AND OF REGISTERED AGENT
                                       OF
                                  Cupcorp, Inc.

It is hereby certified that:

          1. The name of the corporation (hereinafter called the "Corporation") is Cupcorp, Inc.

          2. The registered office of the Corporation within the State of Delaware is hereby changed to 9 East Loockerman Street, City of Dover 19901, County of Kent.

          3. The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

          4. The Corporation has authorized the changes hereinbefore set forth pursuant to the general authorizing authority of its Board of Directors.

Dated: October 21, 2002


/s/ Mark L. Attanasio
-------------------------------
Name:  Mark L. Attanasio
Title: President